UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	By-Law Amendments

On December 12, 2008, the Board of Directors (the “Board’) of Franklin Resources, Inc. (the “Company”) approved an amendment to, and restatement of, the Company’s amended and restated by-laws, effective from and after the Company’s 2009 annual meeting of stockholders to be held on March 11, 2009 (the “Annual Meeting”).

The amendment, which changes Section 3.1 of the by-laws, will decrease the authorized number of directors on the Board from 13 to 12. The amendment is being made because a current director, Mr. Louis E. Woodworth, will not be serving as a director from and after the Annual Meeting on account of his ineligibility to be recommended for nomination as a director for a term commencing after his 75th birthday, in accordance with the Company’s Corporate Governance Guidelines.

The foregoing description of the amendment to the Company’s amended and restated by-laws is qualified in its entirety by the full text of the amended and restated by-laws (as adopted on December 12, 2008, and effective on March 11, 2009), which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Franklin Resources, Inc. (as adopted December 12, 2008, and effective on March 11, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: December 17, 2008	By:	/s/ Maria Gray
		Name:	Maria Gray
		Title:	Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Franklin Resources, Inc. (as adopted December 12, 2008, and effective on March 11, 2009).

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